Exhibit 99.2

FleetCor Acquires Fuel Card Company in Russia

Atlanta, GA – July 11, 2012 – FleetCor Technologies, Inc. (NYSE: FLT), a leading independent global provider of fuel cards and specialized payment products to businesses, today announced that it has acquired a leading Russian fuel card company. Terms of the transaction were not disclosed.

The acquired company is the Russian leader in fuel card systems, and serves major oil clients, and hundreds of independent fuel card issuers. Its technology is “the standard” in Russia, and this compatibility allows issuers to share their retail network, thereby, expanding the reach of their networks. FleetCor estimates that over 30% of all commercial fuel purchased in Russia is processed using this acquired company’s system.

“We are delighted to announce this Russian acquisition. The Russia market has great potential, with two-thirds of all commercial fuel still purchased with cash and vouchers. This asset strengthens our already attractive existing position and further signals our commitment to developing markets,” said Ron Clarke, chairman and chief executive officer, FleetCor Technologies, Inc.

“We expect this transaction will be slightly accretive to our 2012 earnings,” said Eric Dey, chief financial officer, FleetCor Technologies, Inc.

Ron Clarke, FleetCor’s chairman and chief executive officer and Eric Dey, FleetCor’s chief financial officer, will host a conference call July 11, 2012 at 4:30 ET to discuss FleetCor’s acquisition. A live webcast of this conference call will be available at the Investor Relations section of FleetCor’s website (www.fleetcor.com). The live conference call also can be accessed by dialing (877) 941-1427 or for international callers (480) 629-9664. A replay of the webcast will be available on FleetCor’s website for approximately one year.

For your convenience, the conference call can be replayed in its entirety beginning from two hours after the end of the call through July 18, 2012. If you wish to listen to the replay of this conference call, please dial (877) 870-5176, or for international callers (858) 384-5517 and enter passcode 4548833.

About FleetCor
FleetCor is a leading global provider of fuel cards and workforce payment programs to businesses. FleetCor’s payment programs enable businesses to better control employee spending and provide card-accepting merchants with a high volume customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, and Europe. For more information, please visit www.fleetcor.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Some of these statements include those regarding the acquisition, FleetCor’s future financial and operating results, benefits of the transaction, future opportunities for the combined company, and any other statements about management’s future expectations, beliefs, goals, plans or prospects. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including difficulties integrating the acquisition or a failure to attain anticipated operating results, which could affect the accretiveness of the acquisition, and the other factors described in FleetCor’s periodic reports filed with the Securities and Exchange Commission. FleetCor undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in FleetCor’s Annual Report on Form 10-K, which further details and supplements the factors described in this paragraph.

Contact
Investor Relations, 770-729-2017
investor@fleetcor.com